UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2013

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in our Annual Report on Form 10-K for the year ended May 31, 2013 filed with the Securities Exchange Commission (“SEC”) on August 12, 2013, Team, effective July 1, 2013, re-aligned its business operations from the single industrial services segment into three separate operating segments, namely Inspection and Heat Treating (“ IHT”), Mechanical Services (“MS”), and Quest Integrity (“Quest”). We are filing this Current Report on Form 8-K to reflect selected historical quarterly and annual operating segment information to help investors and analysts better understand the historical financial and operating results of our current reportable segments.

The change in the reportable segment structure discussed above affects only the manner in which we previously reported the results of our reportable segments. This Form 8-K does not restate any financial statements we previously filed with the SEC; however, the Company will restate the audited segment footnote to conform with the presentation herein, as part of its May 31, 2014 Form 10-K. This Form 8-K should be read in conjunction with our May 31, 2013 Form 10-K and our subsequent filings with the SEC. The information contained in Exhibit 99.1 is being furnished, not filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of Items 8.01 of this Current Report on Form 8-K:

Exhibit number	Description
99.1	Supplemental quarterly and annual segment financial and operational information for the years ended May 31, 2013 and May 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

/s/ TED W. OWEN
Ted W. Owen
Date: October 9, 2013	Executive Vice President and Chief Financial Officer